Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

THIRD QUARTER 2018 RESULTS

HERNDON, VA, August 7, 2018 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its third quarter of fiscal year 2018, which ended June 29, 2018.

In its third quarter of fiscal year 2018, Learning Tree reported revenues of $16.2 million, loss from operations of $(0.4) million, and a net loss of $(0.3) million, or $(0.02) per share. These results compare with revenues of $16.4 million, loss from operations of $(0.5) million, and net loss of $(0.9) million, or $(0.07) per share, in Learning Tree’s third quarter of fiscal year 2017. The 1.2% decline in revenues and the 0.9% increase in cost of revenues for our third quarter of fiscal year 2018 were offset by a 5.7% reduction in total operating expenses when compared to the third quarter of fiscal year 2017.

For the first nine months of fiscal year 2018, Learning Tree reported revenues of $47.0 million, loss from operations of $(2.4) million, and a net loss of $(2.4) million, or $(0.18) per share. These results compare with revenues of $51.0 million, loss from operations of $(3.1) million, and a net loss of $(3.6) million, or $(0.27) per share, for the first nine months of fiscal year 2017. The results for the first nine months of fiscal year 2018 include a restructuring charge of $0.3 million related to excess classroom capacity in our Toronto, Canada and Reston, Virginia facilities, while the results for the first nine months of fiscal year 2017 included the non-cash restructuring charge of $0.4 million related to the Reston, Virginia facility.

At June 29, 2018, our capital resources consisted of cash and cash equivalents of $4.8 million. During our third quarter, we executed a new $5.0 million unsecured Line of Credit Agreement with our majority stockholder and drew down $2.0 million at closing. In addition, we still maintain a financing and security agreement with Action Capital Corporation, secured by the accounts receivables of our U.S. operating unit that provides us with access to borrow up to $3.0 million. To date, we have not borrowed any funds under this financing and security agreement.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the third quarter and future outlook for the remainder of fiscal year 2018 at 4:30 p.m. ET, August 7, 2018. To participate, call (888) 339-2688 or +1 (617) 847-3007 (International Callers) and enter participant code: 616 771 60 at least five minutes before 4:30 pm (ET) / 1:30 pm (PT) on Tuesday, August 7, 2018; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Quarterly Report on Form 10-Q for our third quarter of fiscal year 2018 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Learning Tree International is a trusted, global partner delivering mission-critical IT training and certifications, as well as the communication and critical thinking skills necessary to effectively deploy and deliver major IT initiatives. Over 2.5 million IT & business professionals around the world have enhanced their skills through Learning Tree's extensive library of proprietary and partner content.

Today, Learning Tree offers an expanded training portfolio, including Agile, cyber security, cloud computing, program/project management, web development, operating systems, networking, leadership, and more. Attendees enjoy award-winning content that goes beyond the classroom with customized blended learning solutions featuring instructor-led, on-demand, and live, online training through Learning Tree AnyWare®, a modern technology platform that delivers an immersive, virtual learning experience.

We go beyond training with Workforce Optimization Solutions — a modern approach that improves the adoption of skills and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended delivery, and acceleration workshops delivered by our expert instructors — working professionals with 15+ years of experience in the fields in which they teach.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues and negative cash flows from operations, and to maintain sufficient liquidity; our ability to successfully implement our new strategies including achieving our cost reduction goals; our ability to identify and execute upon strategic options for the Company; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; risks associated with the timely development, introduction, and customer acceptance of our courses and other products; risks associated with a majority of our outstanding common stock being beneficially owned by a new majority stockholder that is a trust; our majority stockholder having significant influence over the composition of our Board of Directors; our majority stockholders being the largest unsecured creditor of the Company; the conversion of the amounts borrowed by the Company under the Credit Agreement potentially resulting in substantial dilution; risks associated with the Credit Agreement; risks associated with maintaining cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2017 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC including our current Form 10-Q. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its third quarter of fiscal year 2018, which ended June 29, 2018.

Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$16,203	$16,404	$46,994	$51,027
Cost of revenues	9,657	9,572	27,062	29,790
Gross profit	6,546	6,832	19,932	21,237

Operating expenses:
Course development	727	663	2,063	2,184
Sales and marketing	3,231	3,199	9,762	10,261
General and administrative	2,996	3,509	10,263	11,511
Restructuring charges	0	0	264	386
Total operating expenses	6,954	7,371	22,352	24,342

Loss from operations	(408)	(539)	(2,420)	(3,105)
Other income (expense), net	205	(259)	126	(169)
Loss from operations before income taxes	(203)	(798)	(2,294)	(3,274)
Provision for income tax	91	79	65	331

Net loss	$(294)	$(877)	$(2,359)	$(3,605)

Loss per share basic and diluted:
Basic and diluted loss per share	$(0.02)	$(0.07)	$(0.18)	$(0.27)

Table 2

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	June 29,	September 29,
	2018	2017
	(unaudited)

Cash and cash equivalents	$4,772	$5,080
Trade accounts receivable, net	9,790	9,725
Prepaid expenses and other	3,747	4,035
Total current assets	18,309	18,840
Depreciable assets, net and other	6,611	7,423
Total assets	$24,920	$26,263

Accounts payable and accrued liabilities	$12,029	$10,809
Deferred revenues	17,478	18,383
Total current liabilities	29,507	29,192
Other long term liabilities	9,566	8,893
Total liabilities	39,073	38,085

Stockholders' deficit	(14,153)	(11,822)
Total liabilities and stockholders' deficit	$24,920	$26,263